UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3925 North Hastings Way
Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2017, Spencer Ahneman informed the Company that, after nearly 40 years with the Company, including most recently as Vice President of Sales, pursuant to personal plans, he will resign his officer position effective as of September 1, 2017. Mr. Ahneman will continue in another role with the Company.

Item 8.01 Other Events

On June 5, 2017, the Company announced the election of Richard Jeffers, 64, to Vice President of Sales, effective September 1, 2017. Mr. Jeffers began his career at Presto. He has almost 40-years of experience in the industry, has held executive sales positions at Windmere, Applica, and Salton, and owned and operated a successful manufacturer’s representative firm. Currently, Mr. Jeffers serves as National Account Sales Manager for the Company. He has been with the Company for a total of 14 (non-consecutive) years.

A press release regarding the resignation of Mr. Ahneman and the election of Mr. Jeffers are attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.
(Registrant)

/s/ Maryjo Cohen

(Signature) Maryjo Cohen, President and Chief Executive Officer

Date: June 7, 2017